                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN


                                 ANNUAL REPORT

                 For the Years Ended December 31, 1994 and 1993





                                  Exhibit 99.1

                      REPORT OF INDEPENDENT ACCOUNTANTS




To the Participants and Administrator
of RMI Titanium Company Employee Savings and Investment Plan

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the financial status of RMI Titanium Company Employee Savings and Investment Plan (the Plan) at December 31, 1994 and 1993, and the changes in its financial status for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan Administrator; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Plan Administrator, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is additional information required by the Employee Retirement Income Security Act of 1974 (ERISA). The fund information in the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the changes in net assets available for Plan benefits of each fund.
Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The schedule of assets held for investment purposes and the schedule of reportable transactions that accompany the Plan's financial statements do not disclose the historical cost of certain Plan assets held by the trustee and the historical cost of certain Plan assets sold, respectively. Disclosure of this information is required by ERISA.


PRICE WATERHOUSE LLP


Pittsburgh, Pennsylvania
June 7, 1995

                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 1994 and 1993



                                               1994          1993
                                            ----------    ----------
Investments, at fair value:

 CIGNA Guaranteed "Long-Term" Account       $2,731,153    $2,609,943

 Fidelity Magellan Mutual Fund               2,261,120     2,507,977

 CIGNA Income and Growth Account                67,882            --

 CIGNA Stock Market Index Account               42,080        54,782

 CIGNA International Equity Account            316,450            --

 RMI Titanium Company Common Stock Account      92,381        40,898

 Participant Loans Receivable                  112,092        80,164
                                            ----------    ----------
 Net assets available for benefits          $5,623,158    $5,293,764
                                            ==========    ==========





  The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN

Statement of Changes in Net Assets Available for Benefits, with Fund Information

                      For the Year Ended December 31, 1993


                                                CIGNA        Fidelity         CIGNA           RMI
                                              Guaranteed     Magellan         Stock       Titanium Co.    Participant
                                             "Long-Term"    Mutual Fund   Market Index    Common Stock       Loans
                                                Account       Account        Account         Account       Receivable      Total
 Employees' contributions                     $  244,138    $  204,821     $13,461        $13,741          $    --      $  476,161

 Investment Income:
    Interest and dividend income                 166,344       225,820          17             46            8,169         400,396

    Net appreciation (depreciation) in fair
      value of investments                            --       232,236       4,251         (9,445)              --         227,042
                                              ----------    ----------     -------        -------          -------      ----------
                                                 166,344       458,056       4,268         (9,399)           8,169         627,438

    Rollovers from other qualified plans             137            --          --             --               --             137

    Transfers                                    (72,131)       61,960      (6,729)        24,859           (4,812)          3,147
                                              ----------    ----------     -------        -------          -------      ----------
          Total net additions                    338,488       724,837      11,000         29,201            3,357       1,106,883

 Participants' benefits                         (224,559)      (59,417)     (1,093)       (19,724)              --        (304,793)
                                              ----------    ----------     -------        -------          -------      ----------
          Total net deductions                  (224,559)      (59,417)     (1,093)       (19,724)              --        (304,793)
 Increase in net assets                          113,929       665,420       9,907          9,477            3,357         802,090

 Net assets available for benefits:
    Beginning of year                          2,496,014     1,842,557      44,875         31,421           76,807      4,491,674
                                              ----------    ----------     -------        -------          -------      ----------
    End of year                               $2,609,943    $2,507,977     $54,782        $40,898          $80,164      $5,293,764
                                              ==========    ==========     =======        =======          =======      ==========


  The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN


Statement of Changes in Net Assets Available for Benefits, with Fund Information

                      For the Year Ended December 31, 1994


                                                                          CIGNA
                                     CIGNA       Fidelity       CIGNA     Stock      CIGNA       RMI
                                   Guaranteed    Magellan      Income &   Market     Int'l.   Titanium Co.    Participant
                                  "Long-Term"   Mutual Fund     Growth     Index     Equity   Common Stock      Loans
                                    Account       Account       Account   Account    Account    Account       Receivable    Total
 Employees' contributions          $  215,697   $  213,931      $12,677   $ 11,030   $ 19,174   $ 8,022       $     --   $  480,531
 Investment income:
    Interest and dividend income      144,275       97,250           --         --         --         --        10,833      252,358
    Net appreciation (depreciation)
      in fair value of investments         --     (138,036)      (2,420)       355    (19,327)    29,883            --     (129,545)
                                   ----------   ----------      -------   --------   --------   --------      --------   ----------
                                      144,275      (40,786)      (2,420)       355    (19,327)    29,883        10,833      122,813
    Transfers                         (75,553)    (276,906)      57,625    (24,087)   316,603     13,650        21,095       32,427
                                   ----------   ----------      -------   --------   --------   --------      --------   ----------
      Total net additions
        (deductions)                  284,419     (103,761)      67,882    (12,702)   316,450     51,555        31,928      635,771
 Participants' benefits              (163,209)    (143,096)          --         --         --        (72)           --     (306,377)
                                   ----------   ----------      -------   --------   --------   --------      --------   ----------
        Total net deductions         (163,209)    (143,096)          --         --         --        (72)           --     (306,377)
 Increase (decrease) in net assets    121,210     (246,857)      67,882    (12,702)   316,450     51,483        31,928      329,394
 Net assets available for benefits:
    Beginning of year               2,609,943    2,507,977           --     54,782         --     40,898        80,164    5,293,764
                                   ----------   ----------      -------   --------   --------   --------      --------   ----------
    End of year                    $2,731,153   $2,261,120      $67,882   $ 42,080   $316,450   $ 92,381      $112,092   $5,623,158
                                   ==========   ==========      =======   ========   ========   ========      ========   ==========



  The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES:

ACCOUNTING METHOD

The financial statements utilize the accrual method of accounting.

INVESTMENTS

Available investment options are as follows:

   Fidelity Magellan Fund Account (a mutual fund)
   RMI Titanium Company Common Stock
   CIGNA managed funds:
       Guaranteed "Long-Term" Account (guaranteed
         investment contracts)
       Stock Market Index Account
       Income and Growth Account
       International Equity Account

Investments in the Fidelity Magellan Fund and RMI Titanium Company common stock are valued at market value based on published quotations. Guaranteed investment contracts are valued at contract value, which approximates fair market value. All CIGNA managed funds are valued by CIGNA and reflect current market value. Cost information for the aforementioned investments is not available as it is not maintained by the Plans' recordkeepers. Security transactions are recorded as of the settlement date.

FUNDING

The Plan is funded by contributions from the participating employees of RMI Titanium Company (the Company). The costs of administering the Plan and the trust are borne by the Company.

PAYMENT OF BENEFITS

Benefits are recorded when paid.

NOTE 2 - DESCRIPTION OF PLAN:

GENERAL

The following description of the RMI Titanium Company Employee Savings and Investment Plan (the Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

The Plan is a defined contribution plan covering full-time salaried, nonrepresented employees who are at least 21 years of age and have one year of service. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

CONTRIBUTIONS

Participants may contribute from 1% to 15% of salary through payroll deduction. Certain highly compensated participants, as defined by the Internal Revenue Code, may contribute from 1% to 7% of salary through payroll deduction. Contributions are directed by the participants into any one or all of the investment options. Participants may change their elections of investment funds as of any calendar quarter by completing a new enrollment and change form and submitting it to the employee benefits department at least 15 days in advance. Participants are 100% vested in their accounts at all times.

PAYMENT OF BENEFITS

Participants or their beneficiaries are entitled to the full current value of their account in the Plan upon:

    Retirement;
    Termination of Employment with the Company;
    or Death

Participants may also make written application to the administrator for withdrawals of all or a portion of their account balance for certain limited situations qualifying as financial hardships under Internal Revenue Service guidelines in effect at the time of withdrawals.

Participants are also permitted to withdraw loans (up to 50% of their account balance) secured by their account balance. Such loans bear interest at a current market rate and are primarily repaid by payroll deduction.

ADMINISTRATION

The Plan is administered by the Company's Board of Directors. The Board establishes rules of procedures and interprets the provisions of the Plan.

TERMINATION PROVISION

The Company anticipates the Plan will continue without interruption, but reserves the right to discontinue the Plan at any time. In the event that such discontinuance results in the termination of the Plan, the Plan provides that each participant shall be fully vested with the amount in his/her individual account. The individual accounts of the participants shall continue to be administered by the administrator, or be distributed in a lump sum to the participants, as deemed appropriate by the administrator.

NOTE 3 - INCOME TAXES:

The Internal Revenue Service (IRS) has determined and informed RMI Titanium Company by a letter in 1988, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. An application for a new determination letter has been filed with the IRS. The Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan financial statements.

NOTE 4 - RECORDKEEPING

Individual participant account balances, allocation and investment options are maintained by CIGNA based on enrollment and payroll information supplied by the Company.

                                   SCHEDULE I

                                   FORM 5500


           Item 27a - Schedule of Assets Held for Investment Purposes



                              RMI TITANIUM COMPANY
                       EMPLOYEE SAVINGS & INVESTMENT PLAN




  (a)                  (b)                               (c)                     (d)          (e) CURRENT
                    IDENTITY                   DESCRIPTION OF INVESTMENT        COST             VALUE
              ---------------------            -------------------------        ----          -----------
   --         Fidelity Investments             Fidelity Magellan Fund Account    (1)          $2,261,120

   --        *Connecticut General Life
              Insurance Company                Guaranteed "Long-term" Account    (1)           2,731,153

   --        *Connecticut General Life
              Insurance Company                Stock Market Index Fund Account   (1)              42,080

   --        *Connecticut General Life
              Insurance Company                Income and Growth Account         (1)              67,882

   --        *Connecticut General Life
              Insurance Company                International Equity Account      (1)             316,450

   --        *RMI Titanium Company             RMI Titanium Company Common
                                                 Stock Account                   (1)              92,381

   --         Participant Loans                Interest Rates High 15%,
                                                 Low 8.75%                       N/A             112,092
                                                                                              ----------
                                                                               TOTAL:         $5,623,158
                                                                                              ==========



               *   Designates party-in-interest.

               (1) Cost information not provided by CIGNA.

                                  SCHEDULE II

                                   FORM 5500


              Item 27d - Schedule of Reportable (5%) Transactions


                              RMI TITANIUM COMPANY
                       EMPLOYEE SAVINGS & INVESTMENT PLAN







A. PURCHASES:

      Identity of                                      Purchased    Selling     Cost of    Current     Net Gain
      Party Involved       Description of Assets         Price       Price       Asset      Value      or loss
      --------------       ---------------------       ---------    -------     -------    -------     --------
 Fidelity Investments      Fidelity Magellan           $453,266       N/A       $453,266   $453,266      (1)

 Connecticut General       Guaranteed "Long-Term"       358,085       N/A        358,085    358,085      (1)
 Life Insurance Co.

 Connecticut General       International Equity         344,473       N/A        344,473    344,473      (1)
 Life Insurance Co.



B. SALES:

      Identity of                                      Purchased    Selling     Cost of    Current     Net Gain
      Party Involved       Description of Assets         Price       Price       Asset      Value      or loss
      --------------       ---------------------       ---------    -------     -------    -------     --------
 Fidelity Investments      Fidelity Magellan              N/A       $542,384       (1)     $542,384      (1)

 Connecticut General       Guaranteed "Long-Term"         N/A        363,853       (1)      363,853      (1)
 Life Insurance Co.

 Connecticut General       International Equity           N/A          5,274       (1)        5,274      (1)
 Life Insurance Co.



              (1) Gain or loss information not provided by CIGNA.